                                                                    EXHIBIT 99.1

[SUPERIOR LOGO]                                    Investor Relations Line:
                                                     (818) 902-2701
NEWS RELEASE
                                                   Contact:
                                                      Superior Industries
                                                           R. Jeffrey Ornstein
                                                           (818) 902-2700

                                                      Neil G. Berkman Associates
                                                           Dr. Neil Berkman
                                                           (310) 277-5162

                           SUPERIOR INDUSTRIES REPORTS
                             SECOND QUARTER RESULTS

   VAN NUYS, CALIFORNIA, -- July 17, 2003 -- SUPERIOR INDUSTRIES INTERNATIONAL, INC. (NYSE:SUP) announced today that operating results for the second quarter and first six months of 2003 were in-line with the company's previous guidance.

   "We had expected a relatively soft second quarter because of production cut-backs by some of our OEM customers during the period," said President and COO Steve Borick. "We remain optimistic about the outlook for the second-half based on significant new aluminum wheel program awards and additional new and replacement programs still in the pipeline, and the continued growth of our market share. We believe that Superior is ready to meet our customers' demands for higher volume at competitive prices."

SECOND QUARTER RESULTS

   For the three months ended June 30, 2003, revenue decreased 0.6% to $210,787,000 from $211,968,000 a year earlier. Unit wheel shipments decreased 2%. Net income was $17,677,000, or $0.66 per diluted share, compared to $20,954,000, or $0.78 per diluted share, for the second quarter of 2002.

   Beginning in 2003, Superior's aluminum suspension components business was included in the determination of gross profit and not shown as a separate line item. Operating results for the second quarter of 2003 included a loss from this business of approximately $2,700,000. The company's share of profits from its joint venture aluminum wheel manufacturing operation in Hungary for this year's second quarter was $2,800,000.

FIRST HALF RESULTS

   For the six months ended June 30, 2003, revenue increased 6% to $422,279,000 from $398,500,000 for the same period of 2002. Unit wheel shipments increased 0.8%. Net income increased 4.8% to $39,943,000, or $1.48 per diluted share, from $38,126,000, or $1.42 per diluted share, for last year's first half.

   Operating results for this year's first half included a loss from the suspension components business of approximately $5,200,000. The company's share of profits from its joint venture in Hungary for this year's first half was $4,700,000.

   At June 30, 2003, Superior had working capital of $275,700,000, including cash and short-term investments of $152,800,000, and no debt.

   SUPIERIOR INDUSTRIES INTERNATIONAL, INC.
   7800 WOODLEY AVENUE - VAN NUYS, CALIFORNIA 91406 - (818) 781-4973 - FAX (818) 780-3500

NEW PROGRAM WINS

   During the second quarter, Superior announced that it was named aluminum wheel supplier for Ford Motor Company's F-150 truck, beginning with the 2004 model year. The 2004 F-150 is an all-new version of the country's best-selling truck for the past 25 years and best-selling vehicle of any type for the past 20 years. Superior has already begun shipments of five different wheel styles for the 2004 F-150. "This is one of the largest contracts in Superior's history. It significantly expands our production plans for the 2004 model year," Borick said.

   Superior also was awarded additional aluminum wheel business from Mazda Motor Corporation. The company anticipates a significant increase in shipments of wheels for the 2004 Mazda 6 sedan. In addition, Superior has begun shipping three new cast aluminum wheels to Mitsubishi Motors North America, Inc. for the 2004 model year Endeavor sport utility vehicle. Borick noted that these contracts represent a meaningful expansion of Superior's global customers.

STOCK REPURCHASE UPDATE

   Superior has repurchased 4,599,300 shares of its common stock since 1995, including 26,300 shares repurchased during the second quarter of 2003. Approximately 3,401,000 shares remain to be repurchased under the March 2000 Board of Directors' authorization.

ABOUT SUPERIOR INDUSTRIES

   Superior supplies aluminum wheels and other aluminum automotive components to Ford, General Motors, DaimlerChrysler, Audi, BMW, Isuzu, Land Rover, Mazda, MG Rover, Mitsubishi, Nissan, Subaru, Toyota and Volkswagen. For additional information, visit Superior's Web site at www.supind.com.

FORWARD-LOOKING STATEMENTS

   This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                                (tables attached)

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                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          Three Months Ended             Six Months Ended
                                                                June 30                       June 30
---------------------------------------------------------------------------------------------------------------
                                                          2003           2002           2003           2002
---------------------------------------------------------------------------------------------------------------
NET SALES                                             $   210,787    $   211,968    $   422,279    $   398,500
   Costs and Expenses
       Cost of Sales                                      181,920        174,716        356,004        329,419
       Selling and Administrative Expenses                  5,666          6,393         11,451         11,533
       Aluminum Components Start-up Costs                       -          2,121              -          3,774
---------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                     23,201         28,738         54,824         53,774
   Equity in Earnings of Joint Ventures                     2,765          1,765          4,699          2,537
   Interest Income, net                                       729            654          1,641          1,439
   Miscellaneous Income, net                                  500          1,079            287            905
---------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                 27,195         32,236         61,451         58,655
   Income Tax Expense                                       9,518         11,282         21,508         20,529
---------------------------------------------------------------------------------------------------------------

NET INCOME                                            $    17,677    $    20,954    $    39,943    $    38,126
===============================================================================================================

EARNINGS PER SHARE
   Basic                                              $      0.66    $      0.79    $      1.50    $      1.46
   Diluted                                            $      0.66    $      0.78    $      1.48    $      1.42
===============================================================================================================

WEIGHTED AVERAGE AND
EQUIVALENT SHARES OUTSTANDING
   Basic                                               26,665,000     26,367,000     26,631,000     26,168,000
   Diluted                                             26,986,000     26,967,000     26,971,000     26,786,000
===============================================================================================================

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                               June 30
                                                                                        2003            2002
---------------------------------------------------------------------------------------------------------------
CURRENT ASSETS                                                                        $ 384,217      $ 348,726
PROPERTY, PLANT AND EQUIPMENT, net                                                      264,134        224,623
INVESTMENTS AND OTHER ASSETS                                                             43,758         37,215
---------------------------------------------------------------------------------------------------------------
                                                                                      $ 692,109      $ 610,564
===============================================================================================================

CURRENT LIABILITIES                                                                   $ 108,498      $  91,834
LONG-TERM LIABILITIES                                                                    19,955         17,496
SHAREHOLDERS' EQUITY                                                                    563,656        501,234
---------------------------------------------------------------------------------------------------------------
                                                                                      $ 692,109      $ 610,564
===============================================================================================================